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                                                                                                                     Exhibit 12.1
NORTH AMERICAN VAN LINES, INC.
CALCULATION OF EARNINGS TO FIXED CHARGES RATIO


                                                                               NINE-MONTH
                                                                  THREE MONTH  PERIOD FROM
                                                                  PERIOD FROM  MARCH 29,
                                                                  DECEMBER 28,    1998       YEAR                  YEAR     YEAR
                                                                      1997      INCEPTION    ENDED     YEAR        ENDED    ENDED
                                                                    THROUGH      THROUGH    DECEMBER   ENDED     DECEMBER  DECEMBER
                                                                   MARCH 28,   DECEMBER 26,   25,    DECEMBER 31,   31,       31,
           EARNINGS                                                   1998       1998        1999       2000       2001      2002
------------------------------------------------------------------------------------------------------------------------------------
           Add:        Income from continuing operations               (1,335)    11,567    (1,117)    49,845    53,302    94,045
                            before adjustment for minority interest
                            in consolidated subs or income or loss
                            from equity investees
                       Fixed Charges                                    1,352     15,716    28,103     79,332    80,028    71,896
                                                                     ------------------------------------------------------------

           Subtotal                                                        17     27,283    26,986    129,177   133,330   165,941

           Less: Interest capitalized                                                                     183       578        67
                                                                     ------------------------------------------------------------

           Total Earnings                                                  17     27,283    26,986    128,994   132,752   165,874
                                                                     ============================================================
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                                                                               NINE-MONTH
                                                                  THREE MONTH  PERIOD FROM
                                                                  PERIOD FROM  MARCH 29,
                                                                  DECEMBER 28,    1998        YEAR     YEAR       YEAR     YEAR
                                                                      1997      INCEPTION     ENDED    ENDED      ENDED    ENDED
                                                                    THROUGH      THROUGH    DECEMBER  DECEMBER  DECEMBER  DECEMBER
                                                                   MARCH 28,   DECEMBER 26,    25,      31,        31,      31,
           FIXED CHARGES                                              1998       1998         1999     2000        2001    2002
------------------------------------------------------------------------------------------------------------------------------------
           Interest expensed                                               --     11,567    21,409     67,251    62,001    52,192
           Interest capitalized                                            --         --        --        183       578        67

           Estimate of interest in rental expense                       1,352      4,149     6,694     11,898    17,449    19,637
                                                                     ------------------------------------------------------------

           Total Fixed Charges                                          1,352     15,716    28,103     79,332    80,028    71,896
                                                                     ============================================================

           Earnings to Fixed Charges Ratio                               0.01       1.74      0.96       1.63      1.66      2.31

           Amount Earnings is Insufficient to Cover Fixed Charges      (1,335)              (1,117)
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